Press release.

Company Contact:

Leslie Wojcik
SEI
+1 610-676-4191
lwojcik@seic.com
Pages: 2

Media Contact:

Kerry Mullen
Vested
+1 917-765-8720
kerry@fullyvested.com

FOR IMMEDIATE RELEASE

SEI Acquires Altigo

SEI to Leverage Unique Industry Position to Meet Market Demand and Streamline Investment Process for Alternatives

OAKS, Pa., Dec. 21, 2023 – SEI® (NASDAQ:SEIC) today announced the acquisition of Altigo, a cloud-based technology platform that provides inventory, e-subscription, and reporting capabilities for alternative investments. With 35% of investors aged 25 to 44 years indicating an increased demand for alts[1] and global alternative assets expected to hit $23 trillion by 2027[2], fund sponsors are seeking efficient access to private clients, and SEI believes those investors want access to a variety of high-quality alternative investment products. SEI expects the acquisition of Altigo to drive growth and expand its strategic opportunity in the alternatives space.

Ryan Hicke, SEI CEO, said:

"We sit at the center of the financial services industry, which positions us to connect all components of the ecosystem in a way that others can't. Our client footprint across financial intermediaries and fund sponsors—combined with the breadth of our capabilities across technology, operations, and asset management—gives us opportunities to transform private fund investing and widen access to alternative investment products for investors."

As part of the transaction, SEI will welcome Altigo team members who collectively bring technical, sales, client service, and marketing expertise. The company intends to provide the distribution of and access to a selection of alternative investment products in a Software-as-a-Service model to its existing investment manager, advisor, and banking clients in the first half of 2024. SEI is a market leader in supporting sponsor firms' operational and information needs, and the integration of Altigo with SEI's capabilities across intermediary wealth channels will enable the delivery of a broader, end-to-end solution.

Kevin Crowe, Senior Vice President at SEI, added:

"Investor expectations for a personalized wealth management experience continue to drive the demand for investment flexibility, and alternatives can play an important role in a diversified

© 2023 SEI
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© 2023 SEI 2 portfolio that meets an investor’s financial goals—but access to alternative investments is largely exclusive. Financial intermediaries often seek guidance on how to source and utilize these products, the process to invest in these products can be complicated and slow, and ongoing management is typically manual. This platform is built on the idea that investing in alternative securities could be made much more efficient and manageable using online technology tools and digital workflows. “By leveraging our unmatched position to connect fund sponsors to intermediaries and intermediaries to investment options that cater to their clients’ goals, we believe we can enable distribution beyond today’s access points, empower financial professionals to make faster, more confident investment decisions for their clients, and drive future growth.” 1 Prequin, “2022 Global Alternatives Report”; 2 Prequin, “Future of Alts in 2027” About SEI® SEI (NASDAQ:SEIC) delivers technology and investment solutions that connect the financial services industry. With capabilities across investment processing, operations, and asset management, SEI works with corporations, financial institutions and professionals, and ultra-high-net-worth families to help drive growth, make confident decisions, and protect futures. As of Sept. 30, 2023, SEI manages, advises, or administers approximately $1.3 trillion in assets. For more information, visit seic.com. This release contains forward-looking statements within the meaning or the rules and regulations of the Securities and Exchange Commission. In some cases you can identify forward-looking statements by terminology, such as “may,” “will,” “expect,” “believe,” and “continue” or “appear.” Our forward-looking statements include our current expectations as to:  investor desire for access to a variety of high-quality alternative investment products,  our ability to transform private fund investing and widen access to alternative investment products for investors,  the solutions we will offer and the timing of such offerings,  the drivers of investor demands for flexibility,  the degree to which investing in alternative securities could be made much more efficient and manageable using online technology tools and digital workflows, and  our ability to enable distribution beyond today’s access points and empower financial professionals to make faster, more confident investment decisions for their clients and drive future growth. You should not place undue reliance on our forward-looking statements, as they are based on the current beliefs and expectations of our management and subject to significant risks and uncertainties, many of which are beyond our control or are subject to change. Although we believe the assumptions upon which we base our forward-looking statements are reasonable, they could be inaccurate. Some of the risks and important factors that could cause actual results to differ from those described in our forward-looking statements can be found in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended Dec. 31, 2022, filed with the Securities and Exchange Commission. ###